Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 22, 2024 relating to the financial statements appearing in the Annual Report on Form 10-K of ETHZilla Corporation (f/k/a 180 Life Sciences Corp.) for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

San Francisco, CA

August 22, 2025